                            STOCK PURCHASE AGREEMENT


                          DATED AS OF NOVEMBER 17, 1995

                                      AMONG

                            UNITED AUTO GROUP, INC.,

                               UAG ATLANTA, INC.,

                              ATLANTA TOYOTA, INC.,

                                       AND

                                CARL H. WESTCOTT

          This STOCK PURCHASE AGREEMENT, dated as of November 17, 1995, is by and among United Auto Group, Inc., a Delaware corporation ("UAG"), UAG Atlanta, Inc., a Delaware corporation ("Sub"), Atlanta Toyota, Inc., a Texas corporation (the "Company") and Carl H. Westcott ("Selling Stockholder").


                              W I T N E S S E T H:

          WHEREAS, the Company operates franchise automobile dealerships and related businesses;

          WHEREAS, the Selling Stockholder owns all of the issued and outstanding shares of common stock, par value $.10, of the Company (the "Common Stock"); and

          WHEREAS, Sub is a wholly-owned subsidiary of UAG; and

          WHEREAS, Sub desires to purchase 1,000 shares of Common Stock from the Selling Stockholder (such shares being collectively referred to herein as the "Shares"), and the Selling Stockholder desires to sell the Shares to Sub (upon the terms and subject to the conditions set forth in this Agreement), such that immediately after giving effect to such purchase and sale, Sub will own one hundred (100%) percent of all of the issued and outstanding shares of Common Stock, on a fully diluted basis;

          NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                           PURCHASE AND SALE OF SHARES


1.1  PURCHASE AND SALE OF THE SHARES.

          (a) PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, the Selling Stockholder shall sell to Sub, and Sub shall purchase from the Selling Stockholder, the Shares for an aggregate purchase price equal to (i) $9,555,455 (the "Base Price"), which Base Price is subject to adjustment at Closing as provided in SECTION 1.3 hereof and after Closing as provided in SECTION 1.2 hereof and (ii) a promissory note (the "Sub Note") issued by Sub and guaranteed by UAG in the principal amount of $2,100,100 with interest only payable semi-annually at the prime rate set by Citibank, N.A. on the Closing Date and maturing on the last day of the thirtieth month following the Closing Date, such promissory note being in a form mutually acceptable to the parties. At the Closing referred to in SECTION 1.1(b) hereof:

               (i) The Selling Stockholder shall sell, assign, transfer and deliver to Sub the Shares representing 100% of the outstanding Common Stock and shall deliver the certificates representing such Shares accompanied by stock powers duly executed in blank; and

               (ii) Sub shall accept and purchase the Shares from the Selling Stockholder and in payment therefor shall deliver to the Selling Stockholder (A) immediately available funds in an aggregate amount equal to the Base Price as adjusted as provided in SECTION 1.3 hereof by wire transfer to an account designated in writing by the Selling Stockholder and
     (B) the Sub Note duly executed by Sub.

          (b) CLOSING. Subject to the conditions set forth in this Agreement, the purchase and sale of the Shares pursuant to this Agreement (the "Closing") shall take place at the offices of Rogers & Hardin, 2700 Cain Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303, or such other location as the parties shall agree upon, at 10:00 a.m. as soon as practicable following the date on which all conditions to the obligations of the parties hereunder (other than those requiring an exchange of certificates, opinions or other documents, or the taking of other action, at the Closing) have been satisfied or waived but no later than December 31, 1995. The date on which the Closing is to occur is herein referred to as the "Closing Date."

          (c) DELIVERIES AT THE CLOSING. Subject to the conditions set forth in this Agreement, at the Closing:

               (i) The Selling Stockholder shall deliver to Sub (A) certificates representing the Shares bearing the restrictive legend customarily placed on securities that have not been registered under applicable federal and state securities laws and accompanied by stock powers as required by SECTION 1.1(a)(i) hereof, and any other documents that are necessary to transfer to Sub good title to all the Shares, and (B) all opinions, certificates and other instruments and documents required to be delivered by the Selling Stockholder at or prior to the Closing or otherwise required in connection herewith;

               (ii) Sub shall pay and deliver to the Selling Stockholder (A) funds as required by SECTION 1.1(a)(ii) hereof, (B) the Sub Note duly executed by Sub; (C) a guaranty of the Sub Note and the Lease (as hereinafter defined) by UAG in a form mutually acceptable to the parties, executed by UAG and (D) all opinions, certificates and other instruments and documents required to be delivered by Sub at or prior to the Closing or otherwise required in connection herewith;

               (iii) the Selling Stockholder, Sub and the Company shall enter into a lease for the real property used in the business of the Company in a form mutually acceptable to the parties (the "Lease"). The Lease shall be for a twenty (20) year term commencing on the Closing Date. The initial lease rate shall be $980,000 per year, payable monthly, and (a) on the third anniversary of the Closing Date shall increase to $1,080,000 per year (the "Adjusted Base Rate"), (b) on the tenth anniversary of the Closing Date (the "Tenth Anniversary") shall increase to an amount equal to the Adjusted Base Rate plus an amount equal to a percentage of the Adjusted Base Rate, which percentage shall be three-fourths (3/4) of the percentage increase in the Consumer Price Index published from time to time by the United States Department of Labor ("CPI") between the Closing Date and the Tenth Anniversary (such increased lease rate hereinafter the "Increased Rate"), and (c) on the fifteenth anniversary of the Closing Date (the "Fifteenth Anniversary") shall increase to an amount equal to the Increased Rate plus an amount equal to a percentage of the Increased Rate, which percentage shall be three-fourths (3/4) of the percentage increase in the CPI between the Tenth Anniversary and the Fifteenth Anniversary. In no event shall any adjustment in the lease rate pursuant to SECTIONS 1.1(c) (vi)(b) OR (c) result in a rental rate exceeding one and one-quarter (1 1/4%) percent of gross sales of the Company for the calendar year immediately preceding such adjustment.

1.2  NET WORTH ADJUSTMENT.

          (a) If the Closing Date is on or before the fifteenth (15th) of any month, as soon as practicable after the Closing Date, the Selling Stockholder shall deliver to Sub a balance sheet of the Company dated as of the last day of the month immediately preceding the Closing Date, and if the Closing Date is after the fifteenth (15th) of any month, as soon as practicable after the Closing Date, the Selling Stockholder shall deliver to Sub a balance sheet of the Company dated as of the last day of the month in which the Closing Date occurred (such balance sheet so delivered is referred to herein as the "Closing Date Balance Sheet") . The Closing Date Balance Sheet shall be prepared in good faith on the same basis and in accordance with the accounting principles, methods and practices used in preparing the Company Financial Statements (as defined in SECTION 2.5 hereof), subject to the modifications, adjustments and exceptions to such accounting principles, methods and practices as may be agreed upon by Sub and the Selling Stockholder within thirty (30) days (or such other number of days as the parties shall agree upon) of the date hereof and set forth on SCHEDULE 1.2(a) hereto, and shall also include mutually agreed upon procedures to adjust for any earnings and/or distributions of the Company between the date of the Closing Date Balance Sheet and the Closing Date (such accounting principles, methods and practices as so modified and adjusted, and such procedures, are referred to herein as the "Accounting Principles") . In connection with the preparation of the Closing Date Balance Sheet, the Selling Stockholder and the Company shall permit the Reviewer (as defined below) and other representatives of Sub to conduct a physical inventory at each location where inventory is held by the Company. From the results of such inventory and prior to the Closing Date, Sub and the Selling Stockholder (or the respective representatives thereof) will prepare a schedule, which shall be signed by each of Sub and the Selling Stockholder, setting forth the nature and quality of such inventory and such other items as shall be agreed upon by Sub and the Selling Stockholder.

          (b) Within thirty (30) days after delivery of the Closing Date Balance Sheet, (i) Coopers & Lybrand or such other national accounting firm (the "Reviewer") selected by Sub, shall audit or otherwise review the Closing Date Balance Sheet in such manner as Sub and the Reviewer deem appropriate, and (ii) Sub shall deliver such reviewed balance sheet (the "Reviewed Balance Sheet"), together with the Reviewer's report thereon, to the Selling Stockholder. The Reviewed Balance Sheet (i) shall be prepared on the same basis and in accordance with the Accounting Principles and (ii) shall include a schedule showing the computation of the Final Net Worth (as defined in SECTION 1.2(g)(i) hereof), computed in accordance with the definition of Net Worth set forth in SECTION 1.2(g)(ii) hereof. Sub and the Reviewer shall have the opportunity to consult with the Selling Stockholder, the Company and each of the accountants and other representatives of the Selling Stockholder and the Company and examine the work papers, schedules and other documents prepared by the Selling Stockholder, the Company and each of such accountants and other representatives during the preparation of the Closing Date Balance Sheet. The Selling Stockholder and the Selling Stockholder's independent public accountants shall have the opportunity to consult with the Reviewer and examine the work papers, schedules and other documents prepared by Sub and the Reviewer during the preparation of the Reviewed Balance Sheet.

          (c) The Selling Stockholder shall have a period of forty-five (45) days after delivery to the Selling Stockholder of the Reviewed Balance Sheet to present in writing to Sub all objections the Selling Stockholder may have to any of the matters set forth or reflected therein, which objections shall be set forth in reasonable detail. If no objections are raised within such 45-day period, the Reviewed Balance Sheet shall be deemed accepted and approved by the Selling Stockholder and a supplemental closing (the "Supplemental Closing") shall take place within five (5) Business Days following the expiration of such 45-day period, or on such other date as may be mutually agreed upon in writing by Sub and the Selling Stockholder.

          (d) If the Selling Stockholder shall raise any objection within the 45-day period, Sub and the Selling Stockholder shall attempt to resolve the matter or matters in dispute and, if resolved, the Supplemental Closing shall take place within five (5) Business Days following such resolution.

          (e) If such dispute cannot be resolved by Sub and the Selling Stockholder within sixty (60) days after the delivery of the Reviewed Balance Sheet, then the specific matters in dispute shall be submitted to Ernst & Young or such other firm of independent public accountants mutually acceptable to Sub and the Selling Stockholder, which firm shall make a final and binding determination as to such matter or matters. Such accounting firm shall send its written determination to Sub and the Selling Stockholder and the Supplemental Closing, if any, shall take place five (5) Business Days following the receipt of such determination by Sub and the Selling Stockholder. The fees and expenses of the accounting firm referred to in this SECTION 1.2(e) shall be paid one half by Sub and one half by the Selling Stockholder.

          (f) Sub and the Selling Stockholder agree to cooperate with each other and each other's authorized representatives and with any accounting firm selected by Sub and the Selling Stockholder pursuant to SECTION 1.2 (e) hereof in order that any and all matters in dispute shall be resolved as soon as practicable.

          (g) (i) If the Net Worth as shown on the Reviewed Balance Sheet as finally determined through the operation of SECTIONS 1. 2 (a) THROUGH (e) hereof (such amount being referred to herein as the "Final Net Worth") shall be less than the required net worth in Section 6.15 (the amount of any such deficiency being referred to herein as the "Net Worth Deficiency"), the Selling Stockholder shall pay to Sub at the Supplemental Closing, by wire transfer of immediately available funds to an account designated in writing by Sub within two (2) Business Days of the date of the Supplemental

Closing, an amount equal to the difference between the Net Worth Deficiency and $200,000, together with interest on such amount from the Closing Date to the date of the Supplemental Closing at the prime rate or its equivalent (as announced from time to time by Citibank, N.A.).

               (ii) "Net Worth" computed in connection with the Closing Date Balance Sheet and the Reviewed Balance Sheet shall mean the amount by which the total assets exceed the total liabilities reflected, in each case, on the balance sheet of Company comprising the Closing Date Balance Sheet or the Reviewed Balance Sheet, as the case may be; provided that, notwithstanding the foregoing, the effect of any disposition of the Company's Buick dealership and related assets shall be disregarded for the purposes of computing Net Worth.

1.3  PARKING GARAGE.

          The Company is a party to a General Construction Contract Agreement dated July 12, 1995 (the "Construction Contract") with Excel Building Systems, Inc. which provides for the construction of a two-story parking deck for the Company (the "Parking Garage"). The Construction Contract and change orders attached to a Requisition for Payment dated October 6, 1995 have been supplied to Sub. Sub and Selling Stockholder acknowledge that the parking structure may not be completed prior to the Closing. To fund progress payments under the Construction Contract, the Company has executed a promissory note to NationsBank dated October 25, 1995 in the principal amount of $450,000 and the Company may borrow additional amounts to fund amounts due under the Construction Contract. At the Closing, UAG, Sub and Selling Stockholder agree that the Base Price shall be reduced by $1,106,700 (plus the cost, if any, of any change orders reflecting changes required in order for the Company to obtain a certificate of occupancy for the

Parking Garage) and that Sub shall pay or cause the payment of all indebtedness of the Company to NationsBank incurred to fund the Construction Contract (the "Construction Debt") and that Sub shall assume and agree to perform the remaining obligations of the Company under the Construction Contract, including amounts due for change orders. Change orders subsequent to October 6, 1995 will be submitted to Sub for approval prior to such orders becoming binding upon the Company. Sub will not unreasonably withhold approval of change orders approved by the Company's consulting engineers. After the Closing Date, change orders reflecting changes required in order for the Company to obtain a certificate of occupancy for the Parking Garage will be submitted to the Selling Stockholder at least five days prior to such change orders becoming binding on the Company, and the Selling Stockholder will be provided with an opportunity to consult with the Company and its consulting engineers with respect thereto prior to such change orders becoming binding on the Company. To the extent that such change orders reflect changes required in order for the Company to obtain a certificate of occupancy for the Parking Garage (and not attributable to changes in the Parking Garage that were made (with Sub's approval or after the Closing) or are to be made for reasons other than being required to obtain a certificate of occupancy for the Parking Garage), the Selling Stockholder will, upon receipt of written request therefor, reimburse the Company for reasonable amounts paid by the Company as a result of such required changes.

                                  ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                   OF THE COMPANY AND THE SELLING STOCKHOLDER

          Upon delivery of all of the Schedules referred to in this Article 2, which delivery shall be no later than 30 days after the date hereof, except as specifically set forth on SCHEDULE 2, the Company and the Selling Stockholder will be deemed to jointly and severally represent and warrant to Sub and UAG as follows:

2.1   ORGANIZATION AND GOOD STANDING.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each state and jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of the Company would not, or could not reasonably be expected to, in the aggregate have a Material Adverse Effect (as defined in SECTION 10.11 hereof). SCHEDULE 2.1 hereto lists (i) the states and other jurisdictions where the Company is so qualified and (ii) the assumed names under which the Company conducts business and has conducted business during the past five years. The Company has previously delivered or made available to Sub complete and correct copies of its articles of incorporation and bylaws as amended and presently in effect.

2.2   SUBSIDIARIES.

          The Company does not have any subsidiaries.

2.3   CAPITALIZATION.

          The authorized stock of the Company and the number of shares of capital stock that are issued and outstanding are set forth on SCHEDULE 2.3 hereto. The shares listed on SCHEDULE 2.3 hereto constitute all the issued and outstanding shares of capital stock of the Company and have been validly authorized and issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights or of any federal or state securities law and no personal liability attaches to the ownership thereof. There is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of the Company or any securities convertible into, or other rights to acquire, any shares of capital stock of the Company, or (ii) obligates the Company to grant, offer or enter into any of the foregoing, or
(iii) relates to the voting or control of such capital stock, securities or rights, except as provided in this Agreement or the Documents or as set forth on
SCHEDULE 2.3 hereto. The Company has not agreed to register any securities under the Securities Act.

2.4   AUTHORITY; APPROVALS AND CONSENTS.

          The Company has the corporate power and authority to enter into this Agreement and the Documents (as defined in SECTION 10.11 hereof) to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize and approve this Agreement and the Documents and the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the Documents to which the Company is a party will be, duly executed and delivered by, and constitute a valid and binding obligation of, the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally. Except as set forth on SCHEDULE 2.4, the execution, delivery and performance by the Company and the Selling Stockholder of this Agreement and the Documents to which it or he is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

               (i) contravene any provisions of the Articles of Incorporation or By-Laws of the Company;

               (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any Company Agreement (as defined in SECTION 2.15 hereof) or, require any consent or waiver of any party to any Company Agreement other than agreements the breach or violation of which could not reasonably be expected to have a Material Adverse Effect;

              (iii) result in the creation of any Security Interest upon, or any person obtaining any right to acquire, any properties, assets or rights of the Company (other than the rights of Sub to acquire the Shares pursuant to this Agreement);

               (iv) violate or conflict with any Legal Requirements (as defined in SECTION 2.9 hereof) applicable to the Company or any of its businesses or properties; or

               (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority.

          Except as set forth on SCHEDULE 2.4 or referred to above, to the knowledge of the Company, no permit or approval of, or notice to any governmental, administrative or judicial authority is necessary to be obtained or made by the Company to enable the Company to continue to conduct its business and operations and use its properties after the Closing in a manner which is in all material respects consistent with that in which they are presently conducted except for the renewal of any permits in the ordinary course of business (provided that the Company reasonably believes that any such permit will be renewed).

2.5   FINANCIAL STATEMENTS.

          Except as otherwise indicated below, attached as SCHEDULE 2.5 are true and complete copies of:

               (i) (A) the audited balance sheet of the Company as of December 31, 1994, and the related statements of income, stockholders' equity and cash flow for the fiscal year ended December 31, 1994, together with the notes thereto, in each case examined by and accompanied by the report of independent certified public accountants, and (B) the audited balance sheet of the Company as of December 31, 1993, and the related statements of income, stockholders' equity and cash flow for the fiscal year ended December 31, 1994, together with the notes thereto, in each case examined by and accompanied by the report of independent certified public accountants; and

               (ii) the September 1995 financial statements provided to Toyota Motor Sales USA, Inc. ("Toyota") and Southeast Toyota, Inc. ("Southeast Toyota") by the Company (the "Company Factory Statements" and the balance sheet information included therein being referred to as the "Company Balance Sheet");

(all the foregoing financial statements, including the notes thereto, being referred to herein collectively as the "Company Financial Statements") . The Company Financial Statements are in accordance with the books and records of the Company, fairly present the consolidated financial position and results of operations of the Company as of the dates and for the periods indicated, in the case of the financial statements referred to in clause (i) above in conformity with GAAP consistently applied

(except as otherwise indicated in such statements) during such periods, and can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by the Company for federal income tax purposes, and the unaudited financial statements included in the Company Financial Statements include all adjustments, which consist of only normal recurring accruals, necessary for such fair presentations. The statements of income included in the Company Financial Statements do not contain any items of special or nonrecurring income except as expressly specified therein, and the balance sheets included in the Company Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets except as expressly stated therein. The books and accounts of the Company are complete and correct in all material respects and fairly reflect all of the transactions, items of income and expense and all assets and liabilities of the businesses of the Company consistent with prior practices of the Company.

2.6   ABSENCE OF UNDISCLOSED LIABILITIES.

          The Company does not have any liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in SECTION 2.17 AND 2.18 hereof or liabilities for Taxes (as defined in SECTION 2.8 hereof), except for
(i) liabilities reflected or reserved in against the most recent Company Financial Statement, (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Company Balance Sheet which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect, and (iii) liabilities disclosed on SCHEDULE 2.6 hereto. The Company is not a party to any Company Agreement,or subject to any articles of incorporation or bylaw provision, any other corporate limitation or any Legal Requirement which has, or, to the Company or the Selling Stockholder's knowledge, can reasonably be expected to have, a Material Adverse Effect.

2.7   ABSENCE OF MATERIAL ADVERSE EFFECT; CONDUCT OF BUSINESS.

          (a) Since December 31, 1994, except as set forth on SCHEDULE 2.7(a) hereto, the Company has operated in the ordinary course of business consistent with past practice and there has not been:

               (i) any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of the Company and, to the knowledge of the Selling Stockholder and the Company, no factor, event, condition, circumstance or prospective development exists which could reasonably be expected to have a Material Adverse Effect;

               (ii) any material loss, damage, destruction or other casualty to the property or other assets of the Company, whether or not covered by insurance;

              (iii) any change in any method of accounting or accounting practice of the Company; or

               (iv) any loss of the employment, services or benefits of any key employee of the Company.

          (b) Since December 31, 1994, except as set forth in SCHEDULE 2.7(b) hereto, the Company has not:

                (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice;

               (ii) mortgaged, pledged or subjected to any lien any of its property or other assets except in the ordinary course of business, and except for mechanics and materialmens liens and liens for taxes not yet due and payable;

               (iii) sold or transferred any assets or cancelled any debts or claims or waived any rights, except in the ordinary course of business consistent with past practice;

               (iv)  defaulted on any material obligation;

               (v) entered into any material transaction, except in the ordinary course of business consistent with past practice;

              (vi) written down the value of any inventory or written off as uncollectible any accounts receivable or any portion thereof not reflected in the Company Financial Statements except in the ordinary course of business;

             (vii) granted any increase in the compensation or benefits of employees other than increases in accordance with past practice not exceeding 10% or entered into any employment or severance agreement or arrangement with any of them;

            (viii)  discontinued any franchise;

              (ix) incurred any obligation or liability to any employee for the payment of severance benefits of more than $5,000; or

               (x) entered into any agreement or made any commitment to do any of the foregoing.

2.8   TAXES.

          The Company and, for any period during all or part of which the tax liability of any other corporation was determined on a combined or consolidated basis with the Company any such other corporation, have filed timely all federal, state, local and foreign tax returns, reports and declarations required to be filed (or have obtained or timely applied for an extension with respect to such filing) correctly reflecting the Taxes (as defined below) and all other information required to be reported thereon and have paid, or made adequate provision for the payment of, all Taxes which are due pursuant to such returns or pursuant to any assessment received by the Company or any such other corporation. As used herein, "Taxes" shall mean all taxes, fees, levies or other assessments, including but not limited to income, excise, property (including property taxes paid by the Company pursuant to any lease), sales, franchise, withholding, social security and unemployment taxes imposed by the United States, any state, county, local or foreign government, or any subdivision or agency thereof or taxing authority therein, and any interest, penalties or additions to tax relating to such taxes, charges, fees, levies or other assessments. Copies of all tax returns for each fiscal year since the formation of the Company have been furnished or made available to UAG or its representatives and such copies are accurate and complete as of the date hereof. The Company has also furnished or made available to UAG correct and complete copies of all notices and correspondence sent or received since the formation of the Company by the Company to or from any federal, state or local tax authorities. The Company has adequately reserved for the payment of all Taxes with respect to periods ended on, prior to or through the date of the Company Balance Sheet for which tax returns have not yet been filed. In the ordinary course, the Company makes adequate provision on its books for the payment of all Taxes (including for the current fiscal period) owed by the Company. Except to the extent reserves therefor are reflected on the Company Balance Sheet, the Company is not liable, or will not become liable, for any Taxes for any period ending on, prior to or through the date of the Company Balance Sheet. On the Closing Date Balance Sheet, the Company will have adequately reserved for the payment of any Taxes for any period ending on, prior to or through the date of the Closing Date Balance Sheet. Except as set forth on SCHEDULE 2.8 hereto, the Company has not been subject to a federal or state tax audit of any kind, and no adjustment has been proposed by the Internal Revenue Service ("IRS") with respect to any return for any subsequent year. With respect to the audits referred to on SCHEDULE 2.8 hereto, no such audit has resulted in an adjustment in excess of $50,000. Neither the Company nor the Selling Stockholder knows of any basis for an assertion of a deficiency for Taxes against the Company. The Selling Stockholder will cooperate with the Company in the filing of any returns and in any audit or refund claim proceedings involving Taxes for which the Company may be liable or with respect to which the Company may be entitled to a refund.

2.9   LEGAL MATTERS.

          (a) Except as set forth on SCHEDULE 2.9(a) hereto, (i) there is no claim, action, suit, litigation, investigation, inquiry, review or proceeding (collectively, "Claims") pending against, or, to the knowledge of the Company or the Selling Stockholder, threatened against or affecting, the Company, any ERISA Plan (as defined in SECTION 2.18(a) hereof) or any of their respective properties or rights before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, domestic or foreign, nor is any basis known to the Selling Stockholder or the Company for any such Claims, and
(ii) the Company is not subject to any judgment, decree, writ, injunction, ruling or order (collectively, "Judgments") of any governmental, administrative or judicial authority, domestic or foreign. SCHEDULE 2.9(a) hereto identifies each Claim and Judgment disclosed thereon which is fully covered by an insurance policy.

          (b) The businesses of the Company are being conducted in compliance with all laws, ordinances, codes, rules, regulations, standards, judgments and other requirements of all governmental, administrative or judicial entities (collectively, "Legal Requirements") applicable to the Company or any of its respective businesses or properties, except where the failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect. The Company holds, and is in compliance with, all franchises, licenses, permits, registrations, certificates, consents, approvals or authorizations (collectively, "Permits") required by all applicable Legal Requirements except where the failure to hold or be in compliance with such Permits could not reasonably be expected to have a Material Adverse Effect.

          (c) The Company owns or holds all Permits material to the conduct of its business. No event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, any modification or termination of any Permit, except where the failure to own or hold such Permit(s) could not reasonably be expected to have a Material Adverse Effect.

2.10  PROPERTY

          (a) The properties and assets owned by or leased to the Company are adequate for the conduct of the respective businesses of the Company as presently conducted. Set forth on SCHEDULE 2.10 hereto is a list of all real property owned by or leased to the Company (including all real property owned or leased by the Selling Stockholder used in the businesses of the Company) and of all options or other contracts to acquire any such interest (collectively, the "Real Property "). All improvements to the Real Property ("Improvements") and all machinery, equipment and other tangible property owned or used by or leased to the Company are fit for the particular purposes for which they are used by the Company, subject only to normal maintenance and ordinary wear and tear.
Such tangible properties and all Improvements owned or leased by the Company conform in all material respects with all applicable laws, ordinances, rules and regulations and other Legal Requirements and such Improvements do not encroach in any respect on property of others.

          (b) (i) The Real Property is currently zoned to permit the conduct of the respective businesses of the Company as presently conducted. A Certificate of Occupancy has been issued with respect to the Improvements (other than the Parking Garage) without special conditions or restrictions.

             (ii) To the knowledge of the Company and the Selling Stockholder, the detention pond on the Real Property has not flooded in the past five years.

            (iii) All necessary building permits and other governmental approvals that the Company was required to obtain on or before the date hereof have been obtained with respect to construction of the Parking Garage.

             (iv) The Improvements and all machinery, equipment and other tangible property owned or used by or leased to the Company are in good working order and condition for the particular purposes for which they are used subject only to normal maintenance and ordinary wear and tear. No notice of any pending, threatened or contemplated action by any governmental authority or agency having the power of eminent domain has been given to the Company or the Selling Stockholder with respect to the Real Property.

2.11  ENVIRONMENTAL MATTERS.

          (a) Except as set forth on SCHEDULE 2.11(a) hereto, (i) the Company, the Real Property, the Improvements and any property formerly owned, occupied or leased by the Company are in full compliance with all Environmental Laws (as defined below), (ii) the Company has obtained all Environmental Permits (as defined below), (iii) such Environmental Permits are in full force and effect, and (iv) the Company is in full compliance with all terms and conditions of such Environmental Permits. As used herein, "Environmental Laws" shall mean all applicable requirements of environmental, public or employee health and safety, public or community right-to-know, ecological or natural resource laws or regulations or controls, including all applicable requirements imposed by any law (including without limitation common law), rule, order, or regulations of any federal, state, or local executive, legislative, judicial, regulatory, or-administrative agency, board, or authority, or any applicable private agreement (such as covenants, conditions and restrictions), which relate to, (i) noise,
(ii) pollution or protection of the air, surface water, groundwater, or soil,
(iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal or transportation, (iv) exposure to Hazardous Materials (as defined below), or
(v) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials. As used herein, "Environmental Permits" shall mean all permits, licenses, approvals, authorizations, consents or registrations required under applicable Environmental Law in connection with the ownership, use and/or operation of the Company or the Real Property and Improvements of the Company.

          As used in this SECTION 2.11, "Hazardous Materials" shall mean, collectively, (i) those substances included within the definitions of or identified as "hazardous chemicals," "hazardous waste," "hazardous substances," "hazardous materials," "toxic substances" or similar terms in or pursuant to, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. 9601 ET SEQ.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499, 100 State, 1613), the Resource Conservation and Recovery Act of 1976 (42 U.S.C.
Section 6901 ET SEQ.) ("RCRA") and the Occupational Safety and Health Act of 1970 (29 U.S.C. Section 651 ET SEQ.) ("OSHA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 ET SEQ. ("HMTA"), and in the regulations promul-gated pursuant to such laws, all as amended, (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR part 302 and amendments thereto), (iii) any material, waste or substance which is or contains (A) petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ. (33 U.S.C. Section 1321) or listed pursuant to
Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (E) flammable explosives, (F) radioactive materials, and (iv) such other substances, materials and wastes which are or become regulated or classified as hazardous, toxic or as "special wastes" under any Environmental Laws.

          (b) Except as set forth on SCHEDULE 2.11(b), the Company and the Selling Stockholder have not violated, done or suffered any act which could give rise to liability under, and are not otherwise exposed to liability under, any Environmental Law. Except as set forth on SCHEDULE 2.11(b), no event has occurred with respect to the Real Property, the Improvements, any property formerly owned, occupied or leased by the Company, which, with the passage of time or the giving of notice, or both, would constitute a violation of or non-compliance with any applicable Environmental Law. Except as set forth on
SCHEDULE 2.11(b), the Company has no contingent liability under any Environmental Law. There are no liens under any Environmental Law on the Real Property.

          (c) Except as set forth on SCHEDULE 2.11(c) hereto, (i) neither the Company, the Real Property or any portion thereof, the Improvements or any property formerly owned, occupied or leased by the Company, nor, to the knowledge of the Selling Stockholder, any property adjacent to the Real Property is being used or has been used for the treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Materials or as a landfill or other waste disposal site (provided, however, that certain petroleum products are stored and handled on the Real Property in the ordinary course of the Company's business in compliance with all Environmental Laws), (ii) none of the Real Property or portion thereof, the Improve-ments or any property formerly owned, occupied or leased by the Company has been subject to investigation by any governmental authority evaluating the need to investigate or undertake Remedial Action (as defined below) at such property, and (iii) none of the Real Property, the Improvements or any property formerly owned, occupied or leased by the Company, or, to the knowledge of the Company, any site or location where the Company sent waste of any kind, is identified on the current or proposed (A) National Priorities List under 40 C.F.R. 300 Appendix B, (B) Comprehensive Environmental Response Compensation and Liability Inventory System list, or (C) any list arising from any statute analogous to CERCLA. As used herein, "Remedial Action" shall mean any action required to (i) clean up, remove or treat Hazardous Materials, (ii) prevent a release or threat of release of any Hazardous Material, (iii) perform pre-remedial studies, investigations or post-remedial monitoring and care, (iv) cure a violation of Environmental Law or (v) take corrective action under sections 3004(u), 3004(v) or 3008(h) of RCRA or analogous state law.

          (d) Except as set forth on SCHEDULE 2.11(d) hereto, there have been and are no (i) aboveground or underground storage tanks, subsurface disposal systems, or wastes, drums or containers disposed of or buried on, in or under the ground or any surface waters, (ii) asbestos or asbestos containing materials or radon gas (except that, as to radon gas, the Company makes no representation or warranty with respect to the Parking Garage), (iii) polychlorinated biphenyls ("PCB") or PCB-containing equipment, including transformers, or (iv) wetlands (as defined under any Environmental Law) located within any portion of the Real Property, nor have any liens been placed upon any portion of the Real Property, the Improvements or any property formerly owned, occupied or leased by the Company in connection with any actual or alleged liability under any Environmental Law.

          (e) Except as set forth on SCHEDULE 2.11(e) hereto, (i) there is no pending or threatened claim, litigation, or administrative proceeding, or known prior claim, litigation or administrative proceeding, arising under any Environmental Law involving any of the Company, the Real Property, the Improvements, any property formerly owned, leased or occupied by the Company, any offsite contamination affecting the business of the Company or any operations conducted at the Real Property, (ii) there are no ongoing negotiations with or agreements with any governmental authority relating to any Remedial Action or other environmentally related claim, (iii) the Company has not submitted notice pursuant to Section 103 of CERCLA or analogous statute or notice under any other applicable Environmental Law reporting a release of a Hazardous Material into the environment, and (iv) the Company has not received any notice, claim, demand, suit or request for information from any governmental or private entity with respect to any liability or alleged liability under any Environmental Law, nor to knowledge of the Selling Stockholder and the Company, has any other entity whose liability therefor, in whole or in part, may be attributed to the Company, received such notice, claim, demand, suit or request for information.

          (f) The Selling Stockholder or the Company have provided to UAG all environmental studies and reports obtained by them or known to them pertaining to the Real Property, the Improvements, the Company and any property formerly owned, occupied or leased by the Company, and have permitted (or will have permitted as of the Closing Date), the testing of the soil, groundwater, building components, tanks, containers and equipment on the Real Property, the Improvements, any property formerly owned, occupied or leased by the Company by UAG or UAG's agents or experts as they have or shall have deemed necessary or appropriate to confirm the condition of such properties.

2.12  INVENTORIES.

          The values at which inventories are carried on the Company Balance Sheet reflect the normal inventory valuation policies of the Company, and such values are in conformity with GAAP consistently applied. All inventories reflected on the Company Balance Sheet and Company Factory Statement or arising since the date thereof are currently marketable and can reasonably be anticipated to be sold at normal mark-ups within 180 days after the date hereof in the ordinary course of business (subject to the reserve for obsolete, off-grade or slow-moving items that is reflected in the Company Balance Sheet or will be reflected in the Closing Date Balance Sheet), except for spare parts inventory which inventory is good and usable.

2.13  ACCOUNTS RECEIVABLE.

          All accounts receivable, other than accounts receivable from Jayhawk Acceptance Corporation, reflected on the Company Balance Sheet are, and all accounts receivable, other than accounts receivable from Jayhawk Acceptance Corporation, that will be or will have been reflected on the Closing Date Balance Sheet will be, good and have been or will have been collected or are collectible, without resort to litigation, within 120 days of the Closing Date, and are subject to no defenses, setoffs or counterclaims other than normal cash discounts accrued in the ordinary course of business (in each case, subject to any reserves reflected on such balance sheets.)

2.14  INSURANCE.

          All material properties and assets of the Company which are of an insurable character are insured against loss or damage by fire and other risks to the extent and in the manner reasonable in light of the risks attendant to the businesses and activities in which the Company is engaged and customary for companies engaged in similar businesses or owning similar assets. Set forth on
SCHEDULE 2.14 hereto is a list and brief description (including the name of the insurer, the type of coverage provided, the amount of the annual premium for the current policy period, the amount of remaining coverage and deductibles and the coverage period) of all policies for such insurance and the Company previously has made available to UAG true and complete copies of all such policies. All such policies are in full force and effect sufficient for all applicable requirements of law and will not in any way be effected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement and the Documents. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by the Company.

2.15  CONTRACTS; ETC.

          As used in this Agreement, the term "Company Agreements" shall mean all mortgages, indenture notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, binding or non-binding, (including all leases and other agreements referred to on SCHEDULE 2.10 hereto) to which the Company is a party or by which the Company or any of its properties may be bound or affected, including all amendments, modifications, extensions or renewals of any of the foregoing. Set forth on SCHEDULE 2.15 hereto is a complete and accurate list of each Company Agreement which is material to the businesses, operations, assets, condition (financial or otherwise) or prospects of the Company and involves more than $50,000 over the life of such Company Agreement. True and complete copies of all written Company Agreements referred to on SCHEDULE 2.15 and SCHEDULE 2.10 hereto have heretofore been delivered or made available to UAG, and the Company has provided UAG with accurate and complete written summaries of all such Company Agreements which are unwritten. Except as set forth on SCHEDULE 2.15, the Company is not, nor, to the knowledge of the Company and the Selling Stockholder is, any other party thereto, in breach of or default under any Company Agreement, and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any Company Agreement or result in the creation of any Security Interest upon, or any person obtaining any right to acquire, any properties, assets or rights of the Company in any such case where such breach, default or other event would have, or could reasonably be expected to have, a Material Adverse Effect.

2.16  LABOR RELATIONS.

          (a) The Company has paid or made provision for the payment of all salaries and accrued wages and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees.

          (b) Except as set forth on SCHEDULE 2.16(b) hereto, the Company is not a party to any (i) outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for payment of any bonus or commission in excess of $10,000, (ii) agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law), (iii) collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor does the Selling Stockholder or the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has furnished to UAG complete and correct copies of all such agreements ("Employment and Labor Agreements"). The Company has not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement, except where such breach or failure could not reasonably be expected to have a Material Adverse Effect.

          (c) Except as set forth in SCHEDULE 2.16(c) hereto, (i) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"), (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Selling Stockholder's or the Company's knowledge, threatened, against or affecting the Company, and the Company has not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Company, (iii) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Company, (iv) there are no charges with respect to or relating to the Company pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment-practices, (v) the Company has not received formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company and, to the knowledge of the Company, no such investigation is in progress and (vi) the consents of the unions that are parties to any Employment and Labor Agreements are not required to complete the transactions contemplated by this Agreement and the Documents.

          (d) The Company has never caused any "plant closing" or "mass layoff" as such actions are defined in the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. Sections 2101-2109, and the regulations promulgated therein.

2.17  EMPLOYEE BENEFIT PLANS.

          (a) Set forth on SCHEDULE 2.17(a) hereto is a true and complete list of:

               (i) each employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by the Company or to which the Company is required to make contributions ("Pension Benefit Plan"); and

               (ii) each employee welfare benefit plan, as defined in Section 3(i) of ERISA, maintained by the Company or to which the Company is required to make contributions ("Welfare Benefit Plan").

          True and complete copies of all Pension Benefit Plans and Welfare Benefit Plans (collectively, "ERISA Plans") have been delivered to or made available to UAG together with, as applicable with respect to each such ERISA Plan, trust agreements, summary plan descriptions, all IRS determination letters or applications therefor with respect to any Pension Benefit Plan intended to be qualified pursuant to Section 401 (a) of the Internal Revenue Code of 1986, as amended (the "Code"), and valuation or actuarial reports, accountant's opinions, financial statements, IRS Form 5500s (or 5500-C or 5500-R) and summary annual reports for the last three years.

          (b) With respect to the ERISA Plans, except as set forth on SCHEDULE 2.17(b):

               (i) there is no ERISA Plan which is a " multiemployer" plan as that term is defined in Section 3(37) of ERISA ("Multiemployer Plan");

               (ii) no event has occurred or (to the knowledge of the Company or the Selling Stockholder) is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under
     Section 4975 of the Code;

              (iii) each ERISA Plan has operated since its inception in accordance with the reporting and disclosure requirements imposed under ERISA and the Code and has timely filed Form 5500e (or 5500-C or 5500-R) and predecessors thereof; and

               (iv) no ERISA Plan is liable for any federal, state, local or foreign Taxes.

          (c) Each Pension Benefit Plan intended to be qualified under Section 401(a) of the Code, except as set forth on SCHEDULE 2.17(c):

               (i) has been qualified, from its inception, under Section 401(a) of the Code, and the trust established thereunder has been exempt from taxation under Section 501(a) of the Code and is currently in compliance with applicable federal laws;

               (ii) has been operated, since its inception, in accordance with its terms and there exists no fact which would adversely affect its qualified status; and

              (iii) is not currently under investigation, audit or review by the IRS or (to the knowledge of the Company or the Selling Stockholder) no such action is contemplated or under consideration and the IRS has not asserted that any Pension Benefit Plan is not qualified under Section 401(a) of the Code or that any trust established under a Pension Benefit Plan is not exempt under Section 501(a) of the Code.

          (d) With respect to each Pension Benefit Plan which is a defined benefit plan under Section 414(j) and, for the purpose solely of SECTION 2.17(d)(iv) hereof, each defined contribution plan under Section 414(i) of the Code, except as set forth on SCHEDULE 2.17(d):

               (i) no liability to the Pension Benefit Guaranty Corporation ("PBGC") under Sections 4062-4064 of ERISA has been incurred by the Company since the effective date of ERISA and all premiums due and owing to the PBGC have been timely paid;

               (ii) the PBGC has not notified the Company or any Pension Benefit Plan of the commencement of proceedings under Section 4042 of ERISA to terminate any such plan;

              (iii) no event has occurred since the inception of any Pension Benefit Plan or (to the knowledge of the Company or the Selling Stockholder) is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA;

               (iv) no Pension Benefit Plan ever has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code); and

               (v) if any of such Pension Benefit Plans were to be terminated on the Closing Date (A) no liability under Title IV of ERISA would be incurred by the Company and (B) all benefits accrued to the day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the actuarial assumptions and method utilized by such plan for valuation purposes.

          (e) With respect to each Pension Benefit Plan, SCHEDULE 2.17(e) contains a list of all Pension Benefit Plans to which ERISA has applied which have been or are being terminated, or for which a termination is contemplated, and a description of the actions taken by the PBGC and the IRS with respect thereto.

          (f) The aggregate of the amounts of contributions by the Company to be paid or accrued under ERISA Plans is not expected to exceed approximately $250,000 for the current fiscal year. To the extent required in accordance with GAAP, the Company Balance Sheet reflects in the aggregate an accrual of all amounts of employer contributions accrued but unpaid by the Company under the ERISA Plans as of the date of the Company Balance Sheet.

          (g) Except as set forth on SCHEDULE 2.17(g), with respect to any Multiemployer Plan (1) the Company has not, since its formation, made or suffered a "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and S205 of ERISA; (2) there is no withdrawal liability of the Company under any Multiemployer Plan, computed as if a "complete withdrawal" by the Company had occurred under each such Plan as of December 31, 1994; and (3) the Company has not received notice to the effect that any Multiemployer Plan is either in reorganization (as defined in Section 4241 of ERISA) or insolvent (as defined in Section 4245 of ERISA).

          (h) With respect to the Welfare Benefit Plans, except as set forth on SCHEDULE 2.17(h):

               (i) There are no liabilities of the Company under Welfare Benefit Plans with respect to any condition which relates to a claim filed on or before the date of this Agreement.

              (ii)  No claims for benefits are in dispute or litigation.

2.18  OTHER BENEFIT AND COMPENSATION PLANS OR ARRANGEMENTS.

          (a) Set forth on SCHEDULE 2.18(a) hereto is a true and complete list of:

                (i) each employee stock purchase, employee stock option, employee stock ownership, deferred compensation, performance, bonus, incentive, vacation pay, holiday pay, insurance, severance, retirement, excess benefit or other plan, trust or arrangement which is not an ERISA Plan whether written or oral, which the Company maintains or is required to make contributions to;

               (ii) each other agreement, arrangement, commitment and understanding of any kind, whether written or oral, with any current or former officer, director or consultant of the Company pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement); and

               (iii) each employee of the Company whose aggregate compensation for the fiscal year ended December 31, 1994 exceeded, and whose aggregate compensation for the fiscal year ended December 31, 1995 is likely to exceed, $50,000. True and complete copies of all of the written plans, arrangements and agreements referred to on SCHEDULE 2.18(a) ("Compensation Commitments") have been provided to UAG together with, where prepared by or for the Company, any valuation, actuarial or accountant's opinion or other financial reports with respect to each Compensation Commitment for the last three years. An accurate and complete written summary has been provided to UAG with respect to any Compensation Commitment which is unwritten.

          (b)   Each Compensation Commitment:

                (i) since its inception, has been operated in all material respects in accordance with its terms;

                (ii) is not currently under investigation, audit or review by the IRS or any other federal or state agency and (to the knowledge of any Company or the Selling Stockholder) no such action is contemplated or under consideration;

               (iii) has no liability for any federal, state, local or foreign Taxes;

                (iv)  has no claims subject to dispute or litigation;

                (vi)  has met all applicable requirements, if any, of the Code;
     and

               (v) has operated since its inception in material compliance with the reporting and disclosure requirements imposed under ERISA and the Code.

2.19  TRANSACTIONS WITH INSIDERS.

          Set forth on SCHEDULE 2.19 hereto is a complete and accurate description of all material transactions between the Company or any ERISA Plan, on the one hand, and any Insider, on the other hand, that have occurred since January 1, 1995. For purposes of this Agreement:

               (i) the term "Insider" shall mean the Selling Stockholder, any director or officer of the Company, and any Affiliate, Associate or Relative of any of the foregoing persons;

                (ii) the term "Associate" used to indicate a relationship with any person means (A) any corporation, partnership, joint venture or other entity of which such person is an officer or partner or is, directly or indirectly, through one or more intermediaries, the beneficial owner of 30% or more of (1) any class or type of equity securities or other profits interest or (2) the combined voting power of interests ordinarily entitled to vote for management or otherwise, and (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

               (iii) a "Relative" of a person shall mean such person's spouse, such person's parents, sisters, brothers, children and the spouses of the foregoing, and any member of the immediate household of such person.

2.20  PROPRIETY OF PAST PAYMENTS.

          Except as set forth in SCHEDULE 2.20 hereto, no funds or assets of the Company have been used for illegal purposes; no unrecorded funds or assets of the Company have been established for any purpose; no accumulation or use of the Company's corporate funds or assets has been made without being properly accounted for in the respective books and records of the Company; all payments by or on behalf of the Company have been duly and properly recorded and accounted for in their respective books and records; no false or artificial entry has been made in the books and records of the Company for any reason; no payment has been made by or on behalf of the Company with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Company has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign. Neither the IRS nor any other federal, state, local or foreign government agency or entity has initiated or threatened any investigation of any payment made by the Company of, or alleged to be of, the type described in this SECTION 2.20.

2.21  INTEREST IN COMPETITORS.

          Neither the Company nor the Selling Stockholder, nor any of their Affiliates, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded person, so long as such holder has no other connection or relationship with such person) or otherwise, directly or indirectly, in any person other than the Company that is engaged in the retail sale of automobiles in Georgia.

2.22  BROKERS.

          Neither the Company, nor any director, officer or employee thereof, nor the Selling Stockholder or any representative of the Selling Stockholder, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement or the Documents.

2.23  ACCOUNTS.

          SCHEDULE 2.23 hereof correctly identifies each bank account maintained by or on behalf or for the benefit of the Company and the name of each person with any power or authority to act with respect thereto.

2.24  DISCLOSURE.

          Neither the Company nor the Selling Stockholder has made any material misrepresentation to UAG relating to the Company or the Shares and neither the Company nor the Selling Stockholder has omitted to state to UAG any material fact relating to the Company or the Shares which is necessary in order to make the information given by or on behalf of the Company or the Selling Stockholder to UAG not misleading or which if disclosed would reasonably affect the decision of a person considering an acquisition of the Shares.


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                           OF THE SELLING STOCKHOLDER

          Upon his delivery of SCHEDULE 3.2 to UAG, the Selling Stockholder shall be deemed to represent and warrant to UAG and Sub as follows:

3.1  OWNERSHIP OF SHARES; TITLE.

          The Selling Stockholder is the owner of record and beneficially of the Shares and has, and shall transfer to Sub at the Closing, good and marketable title to the Shares, free and clear of any and all Security Interests, proxies and voting or other agreements except restrictions on transfer imposed by applicable federal and state securities laws and except as provided in the Shareholders' Agreement.

3.2  AUTHORITY.

          The Selling Stockholder has all requisite power and authority and has full legal capacity and is competent to execute, deliver and perform this Agreement and the Documents to which he is a party and to consummate the transactions contemplated hereby and thereby (including the disposition of the Shares to Sub as contemplated by this Agreement). This Agreement has been duly executed and delivered by the Selling Stockholder and constitutes, and the Documents to which the Selling Stockholder is a party when executed and delivered by the Selling Stockholder will constitute, a valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally. Except as set forth on SCHEDULE 3.2, the execution, delivery and performance of this Agreement and the Documents by the Selling Stockholder and the consummation of the transactions contemplated hereby and thereby do not and will not:

               (i) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any material contract, agreement, commitment, understanding, arrangement or restriction to which the Selling Stockholder is a party or to which the Selling

     Stockholder or any of the Selling Stockholder's property is subject;

                (ii) violate or conflict with any Legal Requirements applicable to the Selling Stockholder or any of the Selling Stockholder's businesses or properties; or

               (iii) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority.

3.3  REAL PROPERTY AND IMPROVEMENTS.

     Except as set forth on SCHEDULE 3.3:

          (a) The Selling Stockholder owns the Real Property and Improvements in fee simple, free and clear of all liens, claims and encumbrances, except those disclosed in SCHEDULE 3.3, none of which currently or, to his knowledge, in the future will affect the use of the Real Property and Improvements for the conduct of the respective businesses of the Company as presently conducted. No assessments have been made against any portion of the Real Property which are unpaid (except ad valorem taxes for the current year that are not yet due and payable), whether or not they have become liens. To the Selling Stockholder's knowledge, there are no disputes concerning the location of the lines and corners of the Real Property.

          (b) No one has been granted any right to purchase or lease the Real Property or Improvements other than the existing lease in favor of the Company, which is to be terminated at Closing.

                                   ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF UAG AND SUB

          Upon delivery of all of the Schedules referred to in this Article 4, UAG and Sub will be deemed to represent and warrant to the Company and the Selling Stockholder as follows:

4.1   ORGANIZATION AND GOOD STANDING.

          Each of UAG and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted. Each of UAG and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each state and jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of UAG and its subsidiaries would not, or could not reasonably be expected to, in the aggregate have a material adverse effect on UAG and its subsidiaries, taken as a whole. SCHEDULE 4.1 hereto lists
(i) the states and other jurisdictions where UAG and its subsidiaries are so-qualified and (ii) the assumed names under which UAG conducts business. UAG has previously delivered or made available to the Selling Stockholder complete and correct copies of its certificate of incorporation and by-laws (including comparable governing instruments with different names), as amended and presently in effect.

4.2  CAPITALIZATION.

          The authorized stock of UAG and the number of shares of capital stock which are issued and outstanding are set forth on SCHEDULE 4.2 hereto. The shares listed on SCHEDULE 4.2 hereto constitute all the issued and outstanding shares of capital stock of UAG and have been validly authorized and issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights or of any federal or state securities law and no personal liability attaches to the ownership thereof. There is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of UAG or any securities convertible into, or other rights to acquire, any shares of capital stock of UAG, or (ii) obligates UAG to grant, offer or enter into any of the foregoing, or (iii) relates to the voting or control of such capital stock, securities or rights, except as set forth on
SCHEDULE 4.2 hereto.

4.3  AUTHORITY; APPROVALS AND CONSENTS.

          UAG and Sub have the corporate power and authority to enter into this Agreement and the Documents to which they are a party and to perform their respective obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of UAG and Sub and no other corporate proceedings on the part of UAG or Sub are necessary to authorize and approve this Agreement and the Documents and the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the Documents will be, duly executed and delivered by, and constitute valid and binding obligations of, UAG and Sub, enforceable against UAG and Sub in accordance with their respective terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally. Except as set forth on SCHEDULE 4.3 hereto, the execution, delivery and performance by UAG and Sub of this Agreement and the Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

                (i) contravene any provisions of the Certificate of Incorporation or Bylaws (including any comparable governing instrument with a different name) of UAG or Sub;

               (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any UAG Agreement (as defined below) or, require any consent or waiver of any party to any UAG Agreement other than agreements the breach or violation of which could not reasonably be expected to have a Material Adverse effect;

               (iii) result in the creation of any Security Interest upon, or any person obtaining any right to acquire, any properties, assets or rights of UAG or any UAG Subsidiary;

               (iv) violate or conflict with any Legal Requirements applicable to UAG or any UAG Subsidiary or any of their respective businesses or properties; or

                (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority.

4.4  FINANCIAL STATEMENTS.

          Attached as SCHEDULE 4.4 are true and complete copies of:

               (i) the consolidated balance sheet of UAG and its subsidiaries as of December 31 in each of the years 1993 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal years ended on such dates, together with the notes thereto, in each case examined by and accompanied by the report of Coopers & Lybrand, independent certified public accountants; and

               (ii) the unaudited consolidated balance sheet of UAG and its subsidiaries as of __________________ (the "UAG Balance Sheet"), and the unaudited consolidated statements of income, stockholders' equity and cash flows for the month periods ended on such date, together with the notes thereto;

(all the foregoing financial statements, including the notes thereto, being referred to herein collectively as the "UAG Financial Statements"). The UAG Financial Statements are in accordance with the books and records of UAG and its subsidiaries, fairly present the consolidated financial position, results of operations, stockholders' equity and changes in financial position of UAG and its subsidiaries as of the dates and for the periods indicated, in each case in conformity with GAAP consistently applied (except as otherwise indicated in such statements) during such periods, and can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by UAG and its subsidiaries for federal income tax purposes, and the unaudited financial statements included in the UAG Financial Statements indicate all adjustments, which consist of only normal recurring accruals, necessary for such fair presentations. The statements of income included in the UAG Financial Statements do not contain any items of special or nonrecurring income except as expressly specified therein, and the balance sheets included in the UAG

Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, except as expressly stated therein. The books and accounts of UAG and its subsidiaries are complete and correct in all material respects and fairly reflect all of the transactions, items of income and expense and all assets and liabilities of the businesses of UAG and its subsidiaries consistent with prior practices of UAG and its subsidiaries.

4.5   BROKERS.

          Neither UAG, Sub nor any of their directors, officers or employees has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement or the Documents.

4.6   DISCLOSURE.

          Neither UAG nor Sub has made any material misrepresentation to the Selling Stockholder and neither UAG nor Sub has omitted to state to the Selling Stockholder any material fact relating to UAG or Sub which is necessary in order to make the information given by UAG or Sub not misleading or which if disclosed would reasonably affect the decision of a person considering the sale of the Shares.


                                  ARTICLE 5
                       COVENANTS AND ADDITIONAL AGREEMENTS

5.1   ACCESS; CONFIDENTIALITY.

          Between the date hereof and the completion of due diligence as set forth in Section 6.7 hereof, the Selling Stockholder and the Company will (i) provide to the officers and other authorized representatives of UAG and Sub full access, during normal business hours, to any and all premises, properties, files, books, records, documents, and other information of the Company and will cause the Company's officers to furnish to UAG and its authorized representatives any and all financial, technical and operating data and other information pertaining to the businesses and properties of the Company, and (ii) make available for inspection and copying by UAG and Sub true and complete copies of any documents relating to the foregoing. UAG and Sub will hold, and will cause their representatives to hold, in confidence (unless and to the extent compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law) all Confidential Information (as defined below) and will not disclose the same to any third party except in connection with obtaining financing and otherwise as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby, including any due diligence review by or on behalf of UAG and Sub. If this Agreement is terminated, UAG and Sub will, and will cause their representatives to, promptly return to the Company, upon the reasonable request of the Company, all Confidential Information furnished by the Company, including all copies and summaries thereof. As used herein, "Confidential Information" shall mean all information concerning the Company obtained by UAG, Sub and their representatives from the Company in connection with the transactions contemplated by this Agreement, except information (x) ascertainable or obtained from public information, (y) received from a third party not employed by or otherwise affiliated with the Company or (z) which is or becomes known to the public, other than through a breach by UAG or Sub or any of their representatives of this Agreement.

5.2  FURNISHING INFORMATION; ANNOUNCEMENTS.

          The Selling Stockholder and the Company, on the one hand, and UAG and Sub, on the other hand, will, as soon as practicable after reasonable request therefor, furnish to the other all the information concerning the Selling Stockholder and the Company or UAG and Sub, respectively, required for inclusion in any statement or application made by UAG or Sub or the Company or the Selling Stockholder to any governmental or regulatory body or to any manufacturer or distributor or in connection with obtaining any third party consent in connection with the transactions contemplated by this Agreement. Neither the Selling Stockholder nor the Company, on the one hand, or UAG or Sub, on the other hand, or any representative thereof, shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated hereby without the prior consent of the other, except as may be required by law.

5.3   CERTAIN CHANGES AND CONDUCT OF BUSINESS.

          (a) Except for the sale of the Company's Buick franchise and any assets related thereto and except for transactions in connection with the construction of the Company's parking garage and the financing thereof and except as contemplated below, from and after the date of this Agreement and until the Closing Date, the Company shall, and the Selling Stockholder shall cause the Company to, conduct its businesses solely in the ordinary course consistent with past practices and, without the prior written consent of UAG, neither the Selling Stockholder nor the Company will, except as required or permitted pursuant to the terms hereof, permit the Company to:

               (i) make any material change in the conduct of its businesses and operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

               (ii) make any change in its articles of incorporation or by-laws, issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

               (iii) (A) incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices, (B) issue any securities convertible or exchangeable for debt securities of the Company, or (C) issue any options or other rights to acquire from the Company, directly or indirectly, debt securities of the Company or any security convertible into or exchangeable for such debt securities;

               (iv) make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except transactions pursuant to existing contracts (which will be set forth in SCHEDULE 2.15 hereto) and dispositions in the ordinary course of business consistent with past practices;

               (v) subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business consistent with past practices;

               (vi) declare, set aside or pay any dividends or other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of its capital stock which would result in the Net Worth of the Company to decrease below $2,216,168 or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

               (vii) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

               (viii) except as may be disclosed to UAG prior to the Closing, enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

               (ix) make or commit to make any individual material capital expenditure in excess of $50,000, or aggregate capital expenditures in excess of $150,000, except in the ordinary course of business and except as contemplated by the preceding provisions of this SECTION 5.3;

               (x) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates, except in the ordinary course of business and except as contemplated by the preceding provisions of this
     SECTION 5.3;

               (xi) guarantee any indebtedness for borrowed money or any other obligation of any other person, other than in the ordinary course of business consistent with past practice;

               (xii) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

               (xiii) make any loan, advance or capital contribution to or investment in any person, except in the ordinary course of business;

               (xiv) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP or write-down the value of any inventory or write-off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practices;

               (xv) settle, release or forgive any material claim or litigation or waive any material right;

               (xvi) make, enter into, modify, amend in any material respect or terminate any material commitment, bid or expenditure, other than in the ordinary course of business consistent with past practice;

               (xvii)  commit itself to do any of the foregoing.

          (b) Except for the sale of the Company's Buick franchise and any assets related thereto and except for transactions in connection with the construction of the Company's parking garage and the financing thereof, from and after the date hereof and until the Closing Date, the Selling Stockholder and the Company will use their reasonable best efforts to cause the Company to:

               (i) continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for their current use;

               (ii) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

               (iii) keep its books of account, records and files in the ordinary course and in accordance with existing practices;

               (iv) preserve its business organization intact and continue to maintain existing business relationships with suppliers, customers and others with whom business relationships exist other than relationships that are, at the same time, not economically beneficial to it; and

               (v) continue to conduct its business in the ordinary course consistent with past practices.

5.4  NO INTERCOMPANY PAYABLES OR RECEIVABLES.

          Except as disclosed on SCHEDULE 5.4 (which shall be delivered within 30 days of the date of this Agreement), at the Closing there will be no intercompany payables or intercompany receivables due and/or owing between the Selling Stockholder and its Affiliates (other than the Company), on the one hand, and the Company, on the other hand, other than those incurred in the ordinary course of business and generally disclosed in the notes to the Company's audited financial statements.

5.5   NEGOTIATIONS.

          Until the earlier of 120 days from the date hereof and the termination of this Agreement pursuant to SECTION 8.1 hereof, neither the Selling Stockholder, nor the Company, nor the Company's officers, directors, employees, advisors, agents, representatives, Affiliates or anyone acting on behalf of the Selling Stockholder, the Company or such persons, shall, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any person (other than UAG or its representatives) concerning any merger, sale of assets (other than as contemplated hereby or in connection with the Company's sale of the Buick franchise or in the ordinary course of business), purchase or sale of shares of capital stock or similar transaction involving the Company. The Selling Stockholder shall promptly communicate to UAG any inquiries or communications concerning any such transaction (including the identity of any person making such inquiry or communication) which the Selling Stockholder may receive or of which the Selling Stockholder may become aware.

5.6  CONSENTS; COOPERATION.

          Subject to the terms and conditions hereof, the Selling Stockholder and the Company and UAG and Sub will use their respective best efforts at their own expense:

               (i) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all waivers, permits, licenses, approvals, authorizations, qualifications, orders and consents of all third parties and governmental authorities, and make all filings and registrations with governmental authorities which are required on their respective parts for
     (A) the consummation of the transactions contemplated by this Agreement,
     (B) the ownership or leasing and operating after the Closing by the Company of all its material properties and (C) the conduct after the Closing by the Company of its businesses as conducted by it on the date hereof; PROVIDED, HOWEVER, that no such consent shall be required from the Buick Motor Division of General Motors Corporation.

               (ii) to defend, consistent with applicable principles and requirements of law, any lawsuit or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third persons (including governmental authorities) challenging this Agreement or the transactions contemplated hereby; and

               (iii) to furnish each other such information and assistance as may reasonably be requested in connection with the foregoing.

5.7   ADDITIONAL AGREEMENTS.

          Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts at its own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of the Company shall take all such necessary action.

5.8   INTERIM FINANCIAL STATEMENTS.

          The Company will deliver to UAG copies of the financial statements provided to Toyota after the date hereof within five days of their delivery, and within thirty (30) days after the end of each calendar month after the date of this Agreement, UAG will deliver to the Company unaudited consolidated balance sheets of UAG, in each case as at the end of such calendar month, together with the related unaudited consolidated statements of income and cash flow for the fiscal month then ended. All such financial statements shall fairly present the financial position and results of operations of the Company and UAG, as applicable, as at the date or for the periods indicated. All unaudited financial statements delivered pursuant to this SECTION 5.8 shall be prepared on a basis consistent with the Company Financial Statements and the UAG Financial Statements, as applicable.

5.9  NOTIFICATION OF CERTAIN MATTERS.

          Between the date hereof and the Closing, each party to this Agreement will give prompt notice in writing to the other party hereto of: (i) any information that indicates that any representation and warranty of such party contained herein was not true and correct as of the date made or will not be true and correct as of the Closing, (ii) the occurrence of any event which could result in the failure to satisfy a condition specified in

ARTICLE 6 or ARTICLE 7 hereof, as applicable, (iii) any notice or other communication from any third person alleging that the consent of such third person is or may be required in connection with the transactions contemplated by this Agreement, and (iv) in the case of the Selling Stockholder and the Company, any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any Company Agreement set forth on SCHEDULE 2.15. Each party hereto will (x) promptly advise the other party hereto of any event that has, or could reasonably be expected in the future to have, a Material Adverse Effect or material adverse effect on UAG and its subsidiaries, taken as a whole, as applicable, (y) confer on a regular and frequent basis with one or more designated representatives of the other party to report operational matters and to report the general status of ongoing operations, and (z) notify the other party of any emergency or other change in the normal course of business or in the operation of the properties of the Company and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving any property of the Company or UAG, as applicable, and will keep the other party fully informed of such events and permit UAG's representatives access to all materials prepared in connection therewith. The Selling Stockholder shall give prompt notice to UAG of any notice or other communication from any third person asserting any right, title or interest in any of the Shares held by the Selling Stockholder (including, without limitation, any threat to commence, or notice of the commencement of any action or other proceeding with respect to the Shares) or the occurrence of any other event of which the Selling Stockholder has knowledge which could result in any failure to consummate the sale of the Shares as contemplated hereby.

5.10  ASSURANCE BY THE SELLING STOCKHOLDER.

          The Selling Stockholder shall use his best efforts to cause the Company to comply with its respective covenants set forth in this Agreement.

                                    ARTICLE 6
                          CONDITIONS TO THE OBLIGATIONS
                      OF UAG AND SUB TO EFFECT THE CLOSING

          The obligations of Sub required to be performed by it at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by Sub as provided herein except as otherwise required by applicable law:

6.1   REPRESENTATIONS AND WARRANTIES; AGREEMENTS; COVENANTS.

          Each of the representations and warranties of the Company and the Selling Stockholder contained in this Agreement shall be true and correct on the date made and shall be true and correct in all material respects as of the Closing. Each of the obligations of the Company and the Selling Stockholder required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, Sub shall have received a certificate, dated the Closing Date and duly executed by the Selling Stockholder and the chief financial officer of the Company, to the effect that the conditions set forth in the two preceding sentences have been satisfied except as specified in such certificate.

6.2  AUTHORIZATION; CONSENTS.

          (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Documents, and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Company.

          (b) All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies and third persons (including, but not limited to, all automobile manufacturers with whom the Company has a franchise agreement (or comparable instrument) as of the Closing Date other than Buick) required to consummate the transactions contemplated hereby and all consents or waivers shall have been made or obtained.

6.3   OPINIONS OF THE COMPANY'S AND THE SELLING STOCKHOLDER'S COUNSEL.

          UAG shall have been furnished with the opinion of counsel for the Company and the Selling Stockholder, dated the Closing Date, in form and substance satisfactory to UAG and its counsel. In rendering the foregoing opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company and by government officials and upon such other documents and data as such counsel deem appropriate as a basis for their opinions. Such counsel may specify the state or states in which they are admitted to practice, that they are not admitted to the Bar in any other state or experts in the law of any other state and that such opinions are limited to Georgia, Texas and federal laws.

6.4  ABSENCE OF LITIGATION.

          No order, stay, injunction or decree of any court of competent jurisdiction in the Untied States shall be in effect (i) that prevents or delays the consummation of any of the transactions contemplated hereby or (ii) would impose any limitation on the ability of Sub effectively to exercise full rights of ownership of the Shares. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending), seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or seeking damages in connection therewith which Sub, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

6.5  NO MATERIAL ADVERSE EFFECT.

          During the period from December 31, 1994 to the Closing Date, there shall not have been any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of the Company.

6.6  WORKING CAPITAL REQUIREMENTS.

          On the Closing Date, the Selling Stockholder shall deliver to Sub a balance sheet of the Company dated as of the most recent practicable date preceding the Closing Date, prepared in accordance with the Accounting Principles (the "Estimated Closing Date Balance Sheet"). The Estimated Closing Date Balance Sheet shall show as of the date thereof, after taking into account the payment of any of the fees, costs and expenses by the Company incurred in connection with this Agreement, consolidated net working capital of not less than $5,454,832.

6.7  COMPLETION OF DUE DILIGENCE.

          Sub shall have completed its due diligence examination of the Company, the Real Property and the Improvements and the results of such examination, including any Phase I or Phase II environmental audits of the Company, shall be satisfactory to UAG; PROVIDED, HOWEVER, that, with the exception of due diligence relating to any environmental issues, such due diligence shall be completed, and shall be deemed completed, no later than thirty (30) days after the execution of this Agreement. Sub will pay the costs for a Phase I environmental audit. If, after obtaining the results of the Phase I environmental audit, Sub determines that a Phase II environmental audit is required, the expenses of the Phase II environmental audit shall be paid one-half by Sub and one-half by the Selling Stockholder.

6.8   LEASE.

          The Selling Stockholder and the Company shall have entered into the Lease.

6.9  BOARD APPROVAL.

          The Board of Directors of UAG and Sub shall have approved the consummation of all of the transactions contemplated by this Agreement and the Documents.

6.10  CERTIFICATES.

          The Selling Stockholder and the Company shall have furnished Sub with such certificates of its officers and others as Sub may reasonably request to evidence compliance with the conditions set forth in this ARTICLE 6.

6.11  LEGAL MATTERS.

          All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Selling Stockholder and the Company under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Selling Stockholder and the Company in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for UAG and Sub.

6.12  APPROVAL OF MANUFACTURER AND DISTRIBUTOR.

          The Selling Stockholder and the Company shall have obtained the consent, authorization and approval of Toyota and Southeast Toyota on terms no less favorable to those granted to the Company immediately prior to the execution of this Agreement.

6.13  EMPLOYMENT AGREEMENT.

          The Company and John Smith shall have entered into the John Smith Employment Agreement.

6.14  SCHEDULES.

          The Company and the Selling Stockholder shall have delivered to UAG all Schedules referred to in ARTICLES 2 AND 3 and such Schedules shall be acceptable in form and substance to UAG and Sub.

6.15  NET WORTH OF THE COMPANY.

          The Net Worth of the Company, as determined in accordance with Section
1.2 hereof, shall not be less than $2,216,168 on the Closing Date.

6.16  ENVIRONMENTAL LAWS.

          The Company shall be in compliance with all applicable Environmental Laws.

6.17 NONDISTURBANCE AGREEMENT. The Selling Stockholder shall have obtained a nondisturbance agreement acceptable to the Company and UAG.


                                   ARTICLE 7
                        CONDITIONS TO THE OBLIGATIONS OF
                  THE SELLING STOCKHOLDER TO EFFECT THE CLOSING

          The obligations of the Selling Stockholder and the Company required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by the Selling Stockholder as provided herein except as otherwise required by applicable law:

7.1  REPRESENTATIONS AND WARRANTIES; AGREEMENTS.

          Each of the representations and warranties of UAG and Sub contained in this Agreement shall be true and correct on the date made and shall be true and correct in all material respects as of the Closing. Each of the obligations of UAG and Sub required by this Agreement to be performed by it at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, the Selling Stockholder shall have received a certificate, dated the Closing Date and duly executed by the chief executive officer and chief financial officer of UAG and of Sub to the effect that the conditions set forth in the preceding two sentences have been satisfied except as specified in such certificate.

7.2  AUTHORIZATION OF THE AGREEMENT, CONSENTS.

          (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by UAG and Sub.

          (b) All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies and third persons (including, but not limited to, all automobile manufacturers with whom the Company has entered into a franchise agreement (or comparable instrument)) required to consummate the transactions contemplated hereby and all consents or waivers shall have been made or obtained.

7.3  OPINIONS OF UAG'S AND SUB'S COUNSEL.

          The Selling Stockholder shall have been furnished with the opinion of Rogers & Hardin, counsel to UAG and Sub, dated the Closing Date, in form and substance satisfactory to the Selling Stockholder. In rendering the foregoing opinions, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of UAG and Sub and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for its opinion. Such counsel may specify the state or states in which they are admitted to practice, that they are not admitted to the Bar in any other state or experts in the law of any other state and that such opinions are limited to Georgia and federal laws and the General Corporation Law of the State of Delaware.

7.4  ABSENCE OF LITIGATION.

          No order, stay, judgment or decree shall have been issued by any court and be in effect restraining or prohibiting the consummation of the transactions contemplated hereby.

7.5  LEASE.

          The Company and Sub shall have entered into the Lease.

7.6  CERTIFICATES.

          UAG and Sub shall have furnished the Selling Stockholder with such certificates of its officers and others to evidence compliance with the conditions set forth in this ARTICLE 7 as may be reasonably requested by the Selling Stockholder.

7.7  LEGAL MATTERS.

          All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of UAG or Sub under the provisions of this Agreement, and all other


                                       50-
actions and proceedings required to be taken by or on behalf of UAG or Sub in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Selling Stockholder.

7.8  NO MATERIAL ADVERSE EFFECT.

          During the period from December 31, 1994 to the Closing Date, there shall not have been any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of UAG.

7.9  BOARD APPROVAL.

          The Board of Directors of the Company shall have approved the consummation of all of the transactions contemplated by this Agreement and the Documents.

7.10  SCHEDULES.

          UAG and Sub shall have delivered to the Selling Stockholder all Schedules referred to in ARTICLE 4 and such Schedules shall be acceptable in form and substance to the Selling Stockholder.

7.11  REPAYMENT OF CONSTRUCTION DEBT.

          UAG and Sub shall have repaid all of the Construction Debt.


                                    ARTICLE 8
                                   TERMINATION

8.1  TERMINATION.

          This Agreement may be terminated at any time prior to Closing:

               (i)   by mutual consent of UAG, Sub and the Selling Stockholder;

               (ii) by either UAG, Sub, or the Selling Stockholder if the Closing shall not have taken place on or prior to December 31, 1995, or such later date as shall have been approved by UAG, Sub and the Selling Stockholder (provided that the terminating party is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);

               (iii) by UAG, Sub, or the Selling Stockholder if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

               (iv)  by UAG or Sub if any of the conditions specified in
     ARTICLE 6 hereof have not been met or waived by UAG and Sub at such time as such condition is no longer capable of satisfaction (provided that neither UAG nor Sub is otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);

               (v) by the Selling Stockholder if any of the conditions specified in ARTICLE 7 hereof have not been met or waived by the Selling Stockholder at such time as such condition is no longer capable of satisfaction (provided that neither the Selling Stockholder nor the Company is otherwise in material breach of his or its representations, warranties covenants or agreements under this Agreement); or

               (vi) by either UAG, Sub or the Selling Stockholder if there has been a material breach on the part of the other of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten (10) Business Days following receipt by the breaching party of written notice of such breach.

          If UAG, Sub or the Selling Stockholder shall terminate this Agreement pursuant to the provisions hereof, such termination shall be effected by notice to the other parties specifying the provision hereof pursuant to which such termination is made.

8.2  EFFECT OF TERMINATION.

          Except (i) for any breach of this Agreement prior to its termination, and (ii) for the obligations contained in SECTIONS 5.1 AND 10.2 hereof, and
(iii) as set forth in SECTION 9.1 and SECTION 9.2 hereof, upon the termination of this Agreement pursuant to SECTION 8.1 hereof, this Agreement shall forthwith become null and void and none of the parties hereto or any of their respective officers, directors, employees, agents, Affiliates, consultants, stockholders or principals shall have any liability or obligation hereunder or with respect hereto.


                                    ARTICLE 9
                                 INDEMNIFICATION

9.1  INDEMNIFICATION BY THE SELLING STOCKHOLDER.

          Notwithstanding the Closing or the delivery of the Shares, the Selling Stockholder indemnifies and agrees to fully defend, save and hold harmless on an after-tax basis UAG, Sub, the Company, and any of their respective officers, directors, employees, stockholders, advisors, representatives, agents and Affiliates (other than the Selling Stockholder) (each a "UAG Indemnified Party"), if a UAG Indemnified Party (including the Company after the Closing
Date) shall at any time or from time to time suffer any Costs (as defined in
SECTION 9.7 below) arising, directly or indirectly, out of or resulting from, or shall pay or become obligated to pay any sum on account of any and all Events of Breach (as defined below). As used herein, "Event of Breach" shall be and mean any untruth or inaccuracy in any representation of the Selling Stockholder or the Company or the breach of any warranty of the Selling Stockholder or the Company contained in ARTICLE 2 OR 3 of this Agreement.

9.2  INDEMNIFICATION BY UAG.

          Notwithstanding the Closing, UAG indemnifies and agrees to fully defend, save and hold harmless on an after-tax basis the Selling Stockholder, and any of his respective advisors, representatives, agents and Affiliates (other than the Company) (each a "Westcott Indemnified Party"), if a Westcott Indemnified Party (including the Company prior to Closing) shall at any time or from time to time suffer any Costs arising, directly or indirectly, out of or resulting from, or shall pay or become obligated to pay any sum on account of any and all UAG Events of Breach (as defined below). As used herein, "UAG Event of Breach" shall be and mean any untruth or inaccuracy in any representation of UAG or Sub or the breach of any warranty of UAG or Sub contained in ARTICLE 4 of this Agreement.

9.3  PROCEDURES.

          If (i) any Event of Breach occurs or is alleged and a UAG Indemnified Party asserts that the Selling Stockholder has become obligated to a UAG Indemnified Party pursuant to SECTION 9.1, or if any third party claim is begun, made or instituted as a result of which the Selling Stockholder may become obligated to a UAG Indemnified Party under this ARTICLE 9 (a "Westcott Third-Party Claim") or (ii) a UAG Event of Breach occurs or is alleged and a Westcott Indemnified Party asserts that UAG has become obligated to a Westcott Indemnified Party pursuant to SECTION 9.2, or if any third-party claim is begun, made or instituted as a result of which UAG may become obligated to a Westcott Indemnified Party under this ARTICLE 9 (a "UAG Third-Party Claim") (for purposes of this ARTICLE 9, any UAG Indemnified Party and any Westcott Indemnified Party is sometimes referred to as an "Indemnified Party" and UAG and the Selling Stockholder are sometimes referred to as an "Indemnifying Party," and any UAG Third-Party Claim and any Westcott Third-Party Claim is sometimes referred to as a "Third Party Claim", in each case as the context so requires), such Indemnified Party shall give written notice to the Indemnifying Party of its or his obligation to provide indemnification hereunder, provided that any failure to so notify the Indemnifying Party shall not relieve them from any liability that it or he may have to the Indemnified Party under this ARTICLE 9. If such notice relates to a Third Party Claim, each Indemnifying Party, jointly and severally, agrees to defend, contest or otherwise protect such Indemnified Party against any such Third Party Claim at his or its sole cost and expense. Such Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of such Indemnified Party's choice and shall in any event cooperate with and assist the Indemnifying Party to the extent reasonably possible. If the Indemnifying Party fails timely to defend, contest or otherwise protect against such Third Party Claim, such Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and such Indemnified Party shall be entitled to recover the entire Cost thereof from the Indemnifying Party, including, without limitation, attorneys' fees, disbursements and amounts paid (or of which such Indemnified Party has become obligated to pay) as the result of such Third Party Claim. Failure by the Indemnifying Party to notify such Indemnified Party of its or their election to defend any such Third Party Claim within fifteen (15) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its or their right to defend such Third Party Claim. If the Indemnifying Party assumes the defense of the particular third party claim, the Indemnifying Party shall not, in the defense of such third party claim, consent to entry of any judgment or enter into any settlement, except with the written consent of such Indemnified Party which consent shall not be unreasonably withheld. In addition, the Indemnifying Party shall not enter into any settlement of any Third Party Claim except with the written consent of such Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such Indemnified Party a full release from all liability in respect of such Third Party Claim. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at their own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any third party claim to the extent the Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party.

9.4  LIMITATION ON INDEMNIFICATION.

          (a)   INDEMNIFICATION BY THE SELLING STOCKHOLDER.

               (i) The aggregate Costs for which the Selling Stockholder shall be obligated to indemnify the UAG Indemnified Parties shall not exceed $11,100,000 in the case of Costs incurred or sustained by all UAG Indemnified Parties in connection with an Event of Breach.

          (b)  INDEMNIFICATION BY UAG.

               (i) The aggregate Costs for which UAG shall be obligated to indemnify the Westcott Indemnified Parties shall not exceed $2,000,000 in the case of Costs incurred or sustained by all Westcott Indemnified Parties in connection with a UAG Event of Breach.

9.5  EXCLUSIVE REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES.

          Notwithstanding any other provision of this Agreement to the contrary,
(i) neither UAG nor Sub shall be liable for the breach of any representation or warranty set forth in this Agreement unless the aggregate amount of such liability exceeds $200,000, in which event UAG shall be fully liable without regard to such threshold, and (ii) the Selling Stockholder shall not be liable for any breach of a representation or warranty set forth in this Agreement unless the aggregate amount of such liability, together with the Net Worth Deficiency, if any, exceeds $200,000, in which event the Selling Stockholder shall be fully liable without regard to such threshold.

9.6  DEFINITIONS.

          For purposes of this ARTICLE 9, "Costs" shall mean all liabilities, losses, costs, damages (not including consequential damages), expenses, claims, attorneys' fees, experts' fees, consultants' fees, and disbursements of any kind or of any nature whatsoever. For purposes of application of the indemnity provisions of this ARTICLE 9, the amount of any Cost arising from the breach of any representation or warranty shall be the entire amount of any Cost suffered, paid or required to be paid by the respective Indemnified Party as a result of such breach.


                                   ARTICLE 10
                                  MISCELLANEOUS

10.1  SURVIVAL OF PROVISIONS.

          (a) The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to
SECTION 10.1(b) below. In the event of a breach of any such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have, subject to ARTICLE 9 hereof, all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of, such party on or before the Closing Date.

          (b) Each of the representations and warranties set forth in ARTICLE 2, ARTICLE 3 and ARTICLE 4 hereof and in any certificate delivered pursuant to
ARTICLE 6 or ARTICLE 7 hereof, shall survive (and not be affected in any respect by) the Closing for a period terminating on the later of (i) the date two years after the Closing Date, and (ii) with respect to any claim asserted with respect to any breach of such representation or warranty or pursuant to SECTION 9.3 hereof before the expiration of such representation or warranty, on the date such claim is finally liquidated or otherwise resolved, except with respect to the representations and warranties in SECTIONS 2.11, 2.10(b)(ii) AND 3.3(b), which shall survive the Closing Date for a period terminating on the later of
(y) the date five years after the Closing Date, and (z) with respect to any claim asserted with respect to any breach of such representation or warranty or pursuant to SECTION 9.3 hereof before the expiration of such representation or warranty, on the date the claim is finally liquidated or otherwise resolved.

10.2  FEES AND EXPENSES.

          Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby through the Closing Date shall be paid by the party incurring such fees, costs or expenses; PROVIDED, HOWEVER, that if the Closing does not occur and SECTION 5.5 hereof is breached, then the Selling Stockholder or the Company shall pay to UAG, within five (5) Business Days after receipt of a request therefor, an amount equal to all of the legal and other fees, costs and expenses incurred by UAG in connection with this Agreement and the transactions contemplated hereby.

10.3  HEADINGS.

          The section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

10.4  NOTICES.

          All notices or other communications required or permitted hereunder shall be given in writing and shall be deemed sufficient if delivered by hand, recognized overnight delivery service or facsimile transmission or mailed by registered or certified mail, postage prepaid (return receipt requested), as follows:

          If to the Company before the Closing date:

          Carl H. Westcott
          1303 Marsh Lane
          Carrollton, Texas  75006

          with a copy to:

          John D. Curtis
          Two Galleria Tower
          Suite 900
          13455 Noel Road
          Dallas, Texas  75240

          If to the Company after the Closing Date (in addition to the foregoing addresses):

          United Auto Group, Inc.
          375 Park Avenue
          New York, New York 10022
          Facsimile No.: (212) 223-5148
          Attn:  George G. Lowrance, Esq.,
          Executive Vice President and
          General Counsel

          with a copy to:

          Rogers & Hardin
          2700 Cain Tower, Peachtree Center
          229 Peachtree Street, N.E.
          Atlanta, Georgia  30303
          Facsimile No.:  (404) 525-2224
          Attn:  Michael Rosenzweig

          If to the Selling Stockholder:

          Carl H. Westcott
          1303 Marsh Lane
          Carrollton, Texas  75006

          with a copy to:

          John D. Curtis
          Two Galleria Tower
          Suite 900
          13455 Noel Road
          Dallas, Texas  75240

          If to UAG or Sub:

          United Auto Group, Inc.
          375 Park Avenue
          New York, New York 10022
          Facsimile No.: (212) 223-5148
          Attn:  George G. Lowrance, Esq.,
          Executive Vice President and
          General Counsel

          with a copy to:

          Rogers & Hardin
          2700 Cain Tower, Peachtree Center
          229 Peachtree Street, N.E.
          Atlanta, Georgia  30303
          Facsimile No.:  (404) 525-2224
          Attn:  Michael Rosenzweig

or such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or three (3) days after the date so mailed; PROVIDED, HOWEVER, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

10.5  ASSIGNMENT.

          This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto (and with respect to the Selling Stockholder, the personal representatives and heirs of the Selling Stockholder) and their respective successors and permitted assigns, and the provisions of
ARTICLE 9 hereof shall inure to the benefit of the Indemnified Parties referred to therein; PROVIDED, HOWEVER, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties. Notwithstanding the foregoing, UAG and Sub shall have the unrestricted right to assign this Agreement and to delegate all or any part of their obligations hereunder to any Affiliate of UAG, but in such event UAG shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement.

10.6  ENTIRE AGREEMENT.

          This Agreement (including the Schedules hereto) and the Documents embody the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior written or oral commitments, arrangements or understandings between the parties with respect thereto and all prior drafts of this Agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth herein or in the Documents. Prior drafts of this Agreement shall not be used as a basis for interpreting this Agreement.

10.7  WAIVER AND AMENDMENTS.

          Each of the Selling Stockholder, the Company, UAG and Sub may by written notice to the other parties (i) extend the time for the performance of any of the obligations or other actions of the other parties, (ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement, (iii) waive compliance with any of the covenants of the other parties contained in this Agreement, (iv) waive performance of any of the obligations of the other parties created under this Agreement, or (v) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

10.8   COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

10.9  GOVERNING LAW.

          This Agreement shall be governed by the laws of the State of Georgia.

10.10  ACCOUNTING TERMS.

          All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP.

10.11 CERTAIN DEFINITIONS.

          For purposes of this Agreement:

          (a) "Affiliate" of a specified person shall mean a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified, and in the case of a specified person who is a natural person, his spouse, his issue, his parents, his estate and any trust entirely for the benefit of his spouse and/or issue.

          (b) "best efforts" shall be deemed to not include any obligation on the part of any person to undertake any liabilities, expend any funds or perform acts (except liabilities, expenditures or performance, other than any best efforts obligations, expressly required to be undertaken by the terms of this Agreement) which are materially burdensome to such person; PROVIDED, HOWEVER, that notwithstanding the foregoing, the term

"best efforts" shall include an obligation to take such actions which are normally incident to or reasonably foreseeable in connection with such obligation or the transactions contemplated hereby.

          (c) "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under Federal law.

          (d) "Documents" shall mean the Sub Note, the UAG Guaranty and the Lease.

          (e) "GAAP" shall mean generally accepted accounting principles which are in effect in the United States on the Closing Date.

          (f) "Material Adverse Effect" shall mean any change in, or effect on, the Company (including the business thereof) which is, or could reasonably be expected to be, materially adverse to the business, operations, assets, condition (financial or otherwise) or prospects of such Company.

          (g) "person" shall mean and include an individual, corporation, partnership, joint venture, association, trust, any other unincorporated organization or entity and a governmental entity or any department or agency thereto.

10.12  SCHEDULES.

          Disclosure of any matter in any Schedule hereto or in the Financial Statements shall not be considered as disclosure pursuant to any other provision, subprovision, section or subsection of this Agreement or Schedule to this Agreement.

10.13  SEVERABILITY.

          If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

10.14  REMEDIES.

          Except as contemplated by SECTION 9.5 hereof, none of the remedies provided for in this Agreement, including termination of this Agreement as set forth in ARTICLE 8, indemnification as set forth in ARTICLE 9, the payment of certain fees, costs and expenses as set forth in SECTION 10.2 or specific performance as set forth in this SECTION 10.14, shall be the exclusive remedy of either party for a breach of this Agreement, the parties hereto having the right to seek any other remedy in law or equity in lieu of or in addition to any remedies provided in this Agreement, including an action for damages for breach of contract.

10.15  TAXES AND COOPERATION.

          The parties hereby agree that the accounting records and books of the Company will be closed on the Closing Date and agree that the pro rata allocation method provided in Section 1362(e)(2) of the Code will not apply.
The Company will make an election under Section 1362(e)(3) of the Code for purposes of determining the Company's taxable income or loss to be reported on the Selling Stockholder's Form K-1, and each party hereto will take all necessary or proper steps and make any filings or notifications required to effect such Section 1362(e)(3) election. The parties hereto agree that the accounting firm that prepared the Company's 1994 tax return will prepare the Company's final S corporation tax return. The Company agrees that it will make its books and records available to the Selling Stockholder and his representatives, upon reasonable notice and at reasonable times, at the Selling Stockholder's cost and expense, it being understood that the Selling Stockholder shall be entitled to make copies of any such books and records as shall be reasonably necessary. In the event the Internal Revenue Service or any other taxing authority initiates an examination of the Company with respect to a taxable period that could impact the Selling Stockholder's tax liability for any year, UAG shall promptly notify the Selling Stockholder of such examination, and the Selling Stockholder shall have the right to control the defense of the Company in responding to any proposed adjustments that would impact the Selling Stockholder.

10.16  TIME IS OF THE ESSENCE.

          Time is of the essence for purposes of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   UNITED AUTO GROUP, INC.


                                   By:  /s/ Ezra P. Mager
                                        ------------------------------
                                   Name:   Ezra P. Mager
                                   Title:  Executive Vice Chairman



                                   UAG ATLANTA, INC.


                                   By:  /s/ Ezra P. Mager
                                        --------------------------------
                                   Name:  Ezra P. Mager
                                   Title:
                                         -------------------------------



                                   ATLANTA TOYOTA, INC.


                                   By:  /s/ Carl H. Westcott
                                        ------------------------------
                                   Name:   Carl H. Westcott
                                   Title:  Chairman


                                   /s/ Carl H. Westcott
                                   ----------------------------------
                                   Carl H. Westcott


                                      -66-